UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 10, 2009, ADVENTRX Pharmaceuticals, Inc. (the "Company") issued a press release announcing, among other things, that it has received written indications of interest from numerous companies representing a range of strategic transactions and currently is evaluating all proposals and options. The Company also indicated that continued cost-containment measures may impact the timeline of its regulatory filings. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this Current Report on Form 8-K.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the Company’s on-going strategic transaction process and its corporate timelines. These forward-looking statements are based on the Company’s current estimates and expectations and inherently involve significant risks and uncertainties. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, the risk that the Company will be unable to consummate a strategic or partnering transaction or raise sufficient capital to fund the projects necessary to meet its goals, including funding the continued development and commercialization of ANX-530 or ANX-514; the risk that the Company’s recent cost-containment measures, as well as any future workforce reductions and/or reductions/delays in spending, will further impact the Company’s development and commercialization plans, including its ability to achieve on time its previously stated goals; the risk that the departure of the Company’s former Chief Executive Officer and President and Executive Vice President and Chief Financial Officer and/or the Company’s leadership by a committee of executive officers will negatively impact the Company’s ability to execute its business plan or to maintain effective disclosure controls and procedures or internal control over financial reporting; the risk the FDA will determine that ANX-530 and Navelbine® are not bioequivalent, including as a result of performing pharmacokinetic equivalence analysis based a patient population other than the population on which the Company based its analysis; the risk that the bioequivalence study of ANX-514 does not demonstrate pharmacokinetic equivalence or bioequivalence to Taxotere®; the risk of investigator bias in reporting adverse events as a result of the open-label nature of the ANX-530 bioequivalence study, including bias that increased the reporting of adverse events associated with Navelbine and/or that decreased the reporting of adverse events associated with ANX-530; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturers and suppliers and the potential for automatic injunctions regarding FDA approval of ANX-514; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings, including prior to the submission or the approval of an NDA for ANX-530 and ANX-514; the risk that the performance of third parties on whom the Company relies to conduct its studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; the risk that the Company’s stockholders will not approve a strategic or capital-raising transaction recommended by the Company’s Board of Directors; and other risks and uncertainties more fully described in the Company’s periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. The Company does not intend to update any forward-looking statement in this current report to reflect events or circumstances arising after the date on which it is filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

February 10, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of ADVENTRX Pharmaceuticals, Inc. dated February 10, 2009